As filed with the Securities and Exchange Commission on October 13, 1995


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-A

        For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or 12(g) of the
                 Securities Exchange Act of 1934


                          ROUSE CAPITAL
     (Exact name of registrant as specified in its charter)


             Delaware                       Applied For
    (State of incorporation or           (I.R.S. Employer
          organization)                 Identification No.)


      c/o The Rouse Company
  10275 Little Patuxent Parkway
        Columbia, Maryland                  21044-3456
 (Address of principal executive            (Zip Code)
             offices)


                        THE ROUSE COMPANY
     (Exact name of registrant as specified in its charter)


             Maryland                       52-0735512
    (State of incorporation or           (I.R.S. Employer
          organization)                 Identification No.)


  10275 Little Patuxent Parkway
        Columbia, Maryland                  21044-3456
 (Address of principal executive            (Zip Code)
             offices)

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class           Name of each exchange on
       to be so registered            which each class is to
                                           be registered

Rouse Capital                         New York Stock Exchange
__% Cumulative Quarterly Income
Preferred Securities
(and the Guarantee by The Rouse
Company with respect thereto)


If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.     [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
please check the following box.                           [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                        (Title of class)

                 Exhibit Index Located at Page 2

Item 1.   Description of the Registrants' Securities to be
Registered.

          The __% Cumulative Quarterly Income Preferred
Securities (the "Preferred Securities") of Rouse Capital, a statutory business trust created under the laws of Delaware, registered hereby represent undivided beneficial interests in the assets of Rouse Capital and are guaranteed by The Rouse Company, a Maryland corporation ("Rouse," and together with Rouse Capital, the "Registrants"), to the extent set forth in the form of Guarantee by Rouse and The First National Bank of Chicago, as Guarantee Trustee, which is incorporated herein by reference to
Exhibit 4.6 to the Registration Statement on Form S-3
(Registration Nos. 33-63279 and 33-63279-01) of the Registrants (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") on October 6, 1995. The particular terms of the Preferred Securities and the Guarantee are described in the preliminary prospectus (the "Prospectus") which forms a part of the Registration Statement. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in
Item 2 below. Such Prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) is hereby incorporated by reference.


Item 2.   Exhibits.

          The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of either of the Registrants are registered. Rouse has applied to register its Common Stock, par value $.01 per share, and its Series A Convertible Preferred Stock, par value $.01 per share, on the New York Stock Exchange. Accordingly, except as otherwise indicated, the following exhibits required in accordance with
Part II to the Instructions as to exhibits on Form 8-A have been or will be duly filed with the New York Stock Exchange.

1. Preliminary Prospectus pertaining to the offer and sale of the Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration
          Statement.

2. Certificate of Trust of Rouse Capital (incorporated by reference to Exhibit 4.1 to the Registration
          Statement).

3.        Form of Amended and Restated Trust Agreement
          (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4. Form of Preferred Security (incorporated by reference to Exhibit 4.4 to the Registration Statement).

5.        Form of Guarantee between Rouse, as Guarantor, and The
          First National Bank of Chicago, as Guarantee Trustee
          (incorporated by reference to Exhibit 4.6 to the Registration Statement).

6.        Form of Indenture between Rouse and The First National
          Bank of Chicago, as Debenture Trustee (incorporated by reference to Exhibit 4.3 to the Registration
          Statement).

7. Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.5 to the Registration
          Statement).

                            SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   October 13, 1995

                         ROUSE CAPITAL


                         By:  The Rouse Company, as Depositor

                         By:  /s/ Jeffrey H. Donahue
                              Name:     Jeffrey H. Donahue
                              Title:    Senior Vice President and Chief
                                        Financial Officer

                            SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:   October 13, 1995

                         THE ROUSE COMPANY


                         By:  /s/ Anthony W. Deering
                              Name:     Anthony W. Deering
                              Title:    President, Chief Executive Officer
                                        and Director